Exhibit 10.1

SEQUANS COMMUNICATIONS S.A.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of June 22, 2025, by and between Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), and each purchaser listed on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers” and together with the Company, the “Parties” and each a “Party”).

RECITALS

WHEREAS, each Purchaser desires to subscribe from the Company and the Company desires to issue without preferential subscription rights to specified categories of investors (a) (i) Ordinary Shares (as defined below) represented by ADSs (collectively, the “Shares”) and/or (ii) pre-funded warrants, each such pre-funded warrant to purchase ten (10) Ordinary Shares represented by one (1) ADS (as exercised, collectively the “Warrant Shares”) (the “Pre-Funded Warrants”) whose terms and conditions (the “Terms and Conditions of the Pre-Funded Warrants”) are attached hereto as Exhibit D, and (b) an accompanying common warrant, each such accompanying common warrant to purchase ten (10) Ordinary Shares represented by one (1) ADS or one additional Pre-Funded Warrant at the election of the holder thereof (as exercised, including the Ordinary Shares underlying any such additional Pre-Funded Warrants, collectively the “Common Warrant Shares”) (the “Common Warrants”) whose terms and conditions (the “Terms and Conditions of the Common Warrants”) are attached hereto as Exhibit E, pursuant to the fifteenth resolution (the “Resolution”) of the combined general meeting of the shareholders of the Company to be held on June 30, 2025 (the “General Meeting”). As used herein, “Ordinary Shares” means the ordinary shares, nominal value €0.01 per share, of the Company, “ADS” means an American Depositary Share each representing the number of Ordinary Shares specified pursuant to the Deposit Agreement (as defined below), “Underlying Shares” means the Ordinary Shares underlying the Shares, “Underlying Warrant Shares” means the Ordinary Shares underlying the Warrant Shares and “Underlying Common Warrant Shares” means the Ordinary Shares underlying the Common Warrant Shares; and the Shares, the Pre-Funded Warrants, the Warrant Shares, the Common Warrants, the Common Warrant Shares, the Underlying Shares, the Underlying Warrant Shares and the Underlying Common Warrant Shares are referred to herein as the “Securities”; the “sale” of any Shares, Warrant Shares or Common Warrant Shares or any similar or analogous expressions shall, unless the context otherwise requires, be understood to include the allotment and issue by the Company of the Underlying Shares, the Underlying Warrant Shares or the Underlying Common Warrant Shares, as applicable, to the Depositary (as defined below), or its nominee, and the Company procuring the issue of ADSs representing such Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares by the Depositary or its nominee to the Purchaser; and the “purchase”, or “payment” for, of any Shares, Warrant Shares or Common Warrant Shares or any similar or analogous expressions shall, unless the context otherwise requires, be understood to refer to the subscription for the Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as applicable, as well as deposit of the Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as applicable, for ADSs representing such Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as

Exhibit 10.1

applicable, and the payment of the subscription moneys in respect of such Underlying Shares, Underlying Warrant Shares or Underlying Common Warrant Shares, as applicable;

WHEREAS, the Company will use the net proceeds of the sale of Securities to permit the Company or any of its Subsidiaries that is a Guarantor (as defined in the Debenture Purchase Agreement) to purchase Bitcoin, and for general corporate purposes associated with purchasing Bitcoin;

WHEREAS, the Company has engaged Northland Capital Markets, Yorkville Securities LLC and B. Riley Securities as its placement agents (the “Placement Agents”) for the offering of Securities;
WHEREAS, on the Closing Date (as defined below), the Company and each Purchaser will enter into a registration rights agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), which provides certain rights to each Purchaser relating to the Company and the Securities; and
WHEREAS, substantially concurrently with the execution and delivery of this Agreement, the Company is selling in a private offering notably to persons reasonably believed to be either (i) “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) institutional “accredited investors” (“IAI”) within the meaning of Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act, in each case pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act (the “Convertible Debt Financing”) Secured Convertible Debentures (the “Debentures”).

NOW THEREFORE, on and subject to the terms hereof, the Parties agree as follows:

ARTICLE 1
DEFINED TERMS

The terms defined in this Article I (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings specified in this Article I. The terms defined in this Article I include the plural as well as the singular.

“ADS” shall have the meaning specified in the recitals.

“Affiliates” shall have the meaning specified in Section 3.4.

“Agreement” shall have the meaning specified in the preamble.

“Bitcoin” means the Digital Asset commonly referred to as “Bitcoin” (BTC) in the cryptocurrency marketplace.

“Business Day” shall mean any day other than a Saturday, a Sunday, or any other day on which banks in New York City or Paris are authorized or required by law or other governmental action to be closed.

“Closing” shall have the meaning specified in Section 2.2.

Exhibit 10.1

“Closing Date” shall have the meaning specified in Section 2.2.

“Common Warrants” shall have the meaning specified in the recitals.

“Common Warrant Shares” shall have the meaning specified in the recitals.

“Company” shall have the meaning specified in the preamble.

“Company Reports” shall have the meaning specified in Section 4.1.

“Convertible Debt Financing” shall have the meaning specified in the recitals.

“Debentures” shall have the meaning specified in the recitals.

“Debenture Purchase Agreement” shall mean the Secured Convertible Debenture Purchase Agreement, dated June 22, 2025, by and between the Company, the Buyers a party thereto, and Hudson Bay PH XVI Ltd., as collateral agent.

“Deposit Agreement” shall have the meaning specified in Section 5.1.

“Depositary” shall have the meaning specified in Section 5.1.

“Disclosure Document” shall have the meaning specified in Section 9.2

“EY” shall have the meaning specified in Section 4.9.

“Enforceability Exceptions” shall have the meaning specified in Section 3.2.

“Environmental Laws” shall have the meaning specified in Section 4.20.

“Evaluation Date” shall have the meaning specified in Section 4.24.

“Exchange Act” shall have the meaning specified in Section 3.4.

“General Meeting” shall have the meaning specified in the recitals.

“IAI” shall have the meaning specified in the recitals.

“IFRS” shall have the meaning specified in Section 4.10.

“Intellectual Property Rights” shall have the meaning specified in Section 4.21.

“Knowledge” shall have the meaning specified in Section 4.12.

“Material Adverse Effect” shall have the meaning specified in Section 4.2.

Exhibit 10.1

“Material Contract” shall have the meaning specified in Section 4.14.

“Material Permits” shall have the meaning specified in Section 4.13.

“OFAC” shall have the meaning specified in Section 4.23.

“Ordinary Shares” shall have the meaning specified in the recitals.

“Party” or “Parties” shall have the meaning specified in the preamble.

“Per Share Issue Price” means $1.40.

“Person” shall have the meaning specified in Section 4.23.

“Pre-Funded Warrants” shall have the meaning specified in the recitals.

“Purchase” shall have the meaning specified in Section 2.2.

“Purchaser” shall have the meaning specified in the preamble.

“QIB” shall have the meaning specified in the recitals.

“Registration Rights Agreement” shall have the meaning specified in the recitals.

“Regulation D” shall have the meaning specified in Section 3.3.

“Resolution” shall have the meaning specified in the recitals.

“Sanctions” shall have the meaning specified in Section 4.23.

“SEC” shall have the meaning specified in Section 3.8.

“Securities” shall have the meaning specified in the recitals.

“Securities Act” shall have the meaning specified in Section 3.3.

“Shares” shall have the meaning specified in the recitals.

“Short Sales” shall have the meaning specified in Section 3.7.

“Subsidiary” shall have the meaning specified in Section 4.2.

“Transaction Documents” shall mean collectively, this Agreement, the Pre-Funded Warrant, the Common Warrant, the Registration Rights Agreement and the other documents and agreements entered into in connection with the transactions contemplated hereby and thereby.

“Underlying Common Warrant Shares” shall have the meaning specified in the recitals.

Exhibit 10.1

“Underlying Shares” shall have the meaning specified in the recitals.

“Underlying Warrant Shares” shall have the meaning specified in the recitals.

“Warrant Shares” shall have the meaning specified in the recitals.

ARTICLE II
SUBSCRIPTION AND PURCHASE OF SECURITIES

Section 2.1    Issuance and Purchase of the Securities.

(a)    Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Company agrees to issue to each Purchaser, and each Purchaser, severally and not jointly, agrees to subscribe for and purchase from the Company on the Closing Date (as defined below) the number of Shares and accompanying Common Warrants set forth on such Purchaser’s signature page hereto at the Per Share Issue Price (as defined below); provided, however, that to the extent that a Purchaser so elects by indicating such election to the Company in writing prior to their issuance, to purchase Pre-Funded Warrants in lieu of Shares in such manner to result in the same aggregate number of Shares (including Warrant Shares and Common Warrant Shares, if any) purchased by such Purchaser. In each case, the election to receive Pre-Funded Warrants is solely at the option of each Purchaser.
(b)    Under the terms of its Resolution, the General Meeting is expected to approve, on June 30, 2025, a delegation of authority to the board of directors of the Company in order to effect one (or several) share capital increase(s) up to a maximum nominal amount of €70,000,000 through the issuance, inter alia, of shares and/or securities giving access to the share capital with subscriptions reserved to specific categories of investors including (i) QIBs or (ii) IAIs (the “Reserved Issuances”).

Section 2.2    Closing; Delivery of Securities.

(a)    The closing (the “Closing”) of the Reserved Issuances of and subscription for the Securities (the “Purchase”) shall occur on a date no later than two (2) Business Days after the date that the conditions to Closing set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at Closing, but without affecting the requirement that such conditions be satisfied or waived at Closing) are satisfied or waived, or at such other time as the Company and each Purchaser mutually agree upon, orally or in writing (the date the Closing occurs, the “Closing Date”), upon the physical or electronic exchange among the Parties and their counsel of all documents and deliverables required under this Agreement.
(b)    At the Closing, each Purchaser, severally and not jointly, shall deliver or cause to be delivered to the Company:

(1) a duly completed and signed subscription form for the Shares and accompanying Common Warrants and/or for the Pre-Funded Warrants and accompanying Common Warrants in the form attached hereto as Exhibit B in which the Purchaser will provide

Exhibit 10.1

the accounts (i) from which the Aggregate Purchase Price (as set forth on such Purchaser’s signature page hereto) will be wired to the account of the Company, opened in the books of Société Générale, (ii) if applicable, from which part of the aggregate subscription price will be wired to the account of the Company opened in the books of BNP Paribas, and (iii) the securities account to be credited by the Depositary with the Shares to be issued instead of the Underlying Shares being purchased by such Investor; and

(2)    (x) the amount, to the “augmentation de capital” bank account opened in the books of Société Générale, in the name of the Company, for the Shares, equal to the portion of the Purchaser’s Aggregate Purchase Price applicable to the Shares (as set forth on such Purchaser’s signature page hereto) and, as applicable, (y) the amount to the dedicated bank account opened in the books of BNP Paribas, in the name of the Company, for the Pre-Funded Warrants and the accompanying Common Warrants registered in the name of such Purchaser to purchase up to a number of Warrant Shares and Common Warrant Shares equal to the portion of the Purchaser’s Aggregate Purchase Price applicable to the Pre-Funded Warrants (as set forth on such Purchaser’s signature page) divided by the Per Share Issue Price minus 0.01 Euro, with an exercise price equal to 0.01 Euro per Share, subject to adjustment therein (in each case, in accordance with wire instructions provided by the Company at least three (3) Business Days prior to the Closing);

provided, however, in the event the Closing does not occur within five Business Days of such Purchaser funding its Aggregate Purchase Price to the Company as set forth above, the Company shall promptly (but not later than one Business Day thereafter) return the previously wired amounts to such Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by such Purchaser.

(c)    At the Closing, the Company shall do the following with respect to each Purchaser:

(1)    subject to and upon receipt of the aggregate subscription amount of the Reserved Issuances on the Closing Date and, for the Underlying Shares only, of the issuance of the depositary certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code by Société Générale, issue an aggregate amount of Underlying Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants, as applicable, and set forth on such Purchaser’s signature page hereto. All such Underlying Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants shall be evidenced by a book entry on a securities account open in their name in the books of the Company, in accordance with Articles L. 211-3 et seq. of the French Monetary and Financial Code; and

(2)    instruct the Depositary to issue and deliver to such Purchaser a book-entry transfer for the Shares, against deposit of the Underlying Shares, pursuant to the Deposit Agreement. The Company shall pay all stamp taxes and other taxes and duties levied and Depositary fees in connection with the delivery and issuance of the Shares to the Purchaser.

ARTICLE III
REPRESENTATIONS AND

Exhibit 10.1

WARRANTIES OF THE PURCHASER

Each Purchaser, for itself and not for any other Purchaser, hereby makes the following representations and warranties (severally and not jointly with any other Purchaser, it being acknowledged and agreed that each reference to “the Purchaser” in this Article III shall be deemed to refer to such Purchaser and not to any other Purchaser), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and the Placement Agents, and all such representations and warranties shall survive the Closing:

Section 3.1    Power and Authorization. The Purchaser is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute this Agreement, to perform its obligations hereunder, and to consummate the Purchase of the Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants subscribed for by it.

The Purchaser represents that it is either:

(i)    an industrial partner that has a similar, complementary or related business to that of the Company; or

(ii)    an institutional or strategic investor that:

(A)    has, as the case may be, the status of either (i) an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act, (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (iii) a qualified investor within the meaning of Regulation (EU) 2017/1129 of 14 June 2017 or an equivalent status under the rules applicable in its country of incorporation; and

(B)    has a significant track record of regularly investing in companies with high growth potential which includes investments in small/mid cap equities.

Section 3.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (such qualifications in clauses (a) and (b) being the “Enforceability Exceptions”). This Agreement and consummation by the Purchaser of the Purchase of the Shares and accompanying Common Warrants and/or Pre-Funded Warrants and accompanying Common Warrants subscribed for by it will not violate, conflict with or result in a breach of or default under (i) the Purchaser’s organizational documents, (ii) any agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Purchaser, other than, any violation, conflict, breach or default (in the case of

Exhibit 10.1

clauses (ii) and (iii)), that would not be reasonably expected to impair in any material respect the ability of the Purchaser to perform its obligations under the Transaction Documents or to consummate any transactions contemplated hereby or thereby.

Section 3.3    Accredited Investor/Qualified Institutional Buyer. The Purchaser is a QIB under the Securities Act or an IAI within the meaning of Rule 501(a) of Regulation D under the Securities Act. The information the Purchaser has provided in writing to the Company as set forth on the Purchaser’s signature page hereto is true, correct and complete, as of the date hereof and as of the Closing Date, in all material respects.

Section 3.4    5% Shareholder Status. If the Purchaser and its affiliates (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, “Affiliates”) will beneficially own after the Closing Date more than 5% of the Company’s Shares outstanding, the Purchaser understands that it will have disclosure obligations pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a result of such holdings.

Section 3.5    Restricted Securities. The Purchaser (a) acknowledges (i) that the issuance of the Securities pursuant to this Agreement has not been registered under the Securities Act or any state securities laws, (ii) the Securities are being offered and sold in reliance upon exemptions from registration provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state securities laws or unless an exemption from such registration and qualification is available and (iii) the Securities will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and (b) is purchasing the Securities for investment purposes only for the account of the Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Securities in a manner that would violate the registration requirements of the Securities Act. The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Securities.

Section 3.6    Legends. The Purchaser understands and agrees that any certificate or book-entry representing the Securities or a securities entitlement thereto shall bear the restrictive legend set forth in Section 7.2 below.

Section 3.7    No Transactions. The Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) from the time the Company, the Placement Agent or any other Person first informed the Purchaser of the transactions contemplated hereby (including the identity of the Company) through the time the Purchaser executed and delivered this Agreement. The Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are first publicly disclosed as required by, and subject to the Company’s compliance with its obligations under, Section 9.2 hereof. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby

Exhibit 10.1

separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares and/or ADSs).

Section 3.8    Adequate Information; No Reliance. The Purchaser acknowledges and agrees that (a) the Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase, including the supplemental risk factors set forth on Exhibit C, and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act and all information incorporated into such filings and submissions, (b) the Purchaser has sufficient knowledge and expertise to make an investment decision with respect to the transactions contemplated hereby, (c) the Purchaser has had a full opportunity to speak directly with directors, officers and Affiliates of the Company and to ask questions of the Company and such directors, officers and Affiliates of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and its future plans and strategy, and the terms and conditions of the Purchase, and to obtain such additional information as it deems necessary to verify the accuracy of the information furnished to it and has asked such questions, received such answers and obtained such information as it deems necessary, (d) the Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Purchase and to make an informed investment decision with respect to the Purchase and (e) the Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement.

Section 3.9    Purchaser’s Reporting Requirement. The Company has made no representations to the Purchaser regarding the Purchaser’s reporting requirements with the SEC related to the Purchaser’s present or future ownership in the Company, and the Purchaser acknowledges and agrees that it is the responsibility of the Purchaser to ensure that the Purchaser complies with any disclosure and reporting requirements of the SEC applicable to the Purchaser as a result of the Purchase.

Section 3.10    No General Solicitation or Advertising. The offer to enter into the Purchase was directly communicated to the Purchaser and the Purchaser was able to ask questions and receive answers concerning the terms of this transaction. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend

Exhibit 10.1

a promotional meeting otherwise than in connection and concurrently with such communicated offer.

Section 3.11    Disqualification. The Purchaser represents that neither the Purchaser, nor any person or entity with whom Purchaser shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act; provided that the facts and circumstances of any Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act have been disclosed to the Company.

Section 3.12    OFAC. The operations of the Purchaser have been conducted in material compliance with the rules and regulations administered or conducted by OFAC applicable to the Purchaser. The Purchase Price for the Securities will not be derived from sources prohibited under programs administered by OFAC. The Purchaser has performed commercially reasonable due diligence to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of Sanctions, or otherwise the subject of Sanctions, except as permitted under Sanctions.

Section 3.13    Investment Funds. Notwithstanding the above, each Purchaser further represents, warrants, acknowledges and agrees that, if such Purchaser is acting on behalf of investment funds or other legal entities managed or advised by it, the representations made under Sections 3.1, 3.2 and 3.3 above shall also apply to each such fund or legal entity and such Purchaser shall further ensure compliance thereof by each such fund or entity in connection with the initial distribution of the Shares, Pre-Funded Warrants and accompanying Common Warrants.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

1.
Except as set forth in the Company Reports (as defined below) that are available on the SEC’s website through the EDGAR system at least one (1) Business Day prior to the date of this Agreement (unless the context provides otherwise), the Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to each Purchaser and the Placement Agents, and all such representations and warranties shall survive the Closing.

Section 4.1    Exchange Act Filings. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2023 or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such

Exhibit 10.1

documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than with respect to any non-compliance with continued listing standards applicable to the Company relating to the average market capitalization of the Company that would reasonably expected to be cured as a result of the Purchase (by all Purchasers), the Company represents that, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Report of Foreign Private Issuer on Form 6-K, either as of the date hereof or solely with the passage of time by the Company but which has not been so publicly announced or disclosed. The Company is not, and has never been, an issuer described in Rule 144(i)(1) under the Securities Act. The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and a “foreign issuer” (as defined in Rule 902 of Regulation S under the Securities Act). The Company is eligible to use Form F-3 for registration of the Securities with the SEC under the Securities Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the Company Reports as of the date hereof.

Section 4.2    Due Incorporation of the Company. The Company has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 450 249 677. The Company is duly qualified to do business and is in good standing (or the foreign equivalent thereof) as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged. Each member of the Board of Directors (Conseil d’administration), the Chairman of the Board of Directors (Président du Conseil d’administration) and the Chief Executive Officer (Directeur Général) have been lawfully appointed or elected and are validly in office in accordance with the law and, perform their respective duties in compliance in all material respects with French law and the Company’s by-laws (statuts) and internal regulations.

Section 4.3    Due Incorporation of the Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Subsidiaries is duly qualified to do business and is in good standing (or the foreign equivalent thereof) as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or

Exhibit 10.1

otherwise), prospects, results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under the Transaction Documents or to consummate any transactions contemplated hereby or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC and, unless the context otherwise requires, each reference to “Subsidiary” in this Article IV shall be deemed to refer to direct and indirect Subsidiaries of the Company. The membership interests or share capital (or the foreign equivalent thereof), as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.
Section 4.4    Due Authorization. Subject to the approval of the Reserved Issuances at the General Meeting, the Company has the full right, power and authority to enter into this Agreement and the Transaction Documents and to perform and discharge its obligations therein; and following such approval at the General Meeting, this Agreement and the Transaction Documents and the performance by the Company of its obligations therein will have been duly authorized, and this Agreement and the Transaction Documents will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Following shareholder approval of such matters at the General Meeting, the shareholders of the Company will have fully and irrevocably waived their preferential subscription rights in favor of : (i) any industrial partner that has a similar, complementary or related business to that of the Company (ii) institutional or strategic investors (a) that have, as the case may be, the status of Qualified Institutional Buyers or Institutional Accredited Investors within the meaning of U.S. law, of qualified investors within the meaning of Regulation (EU) 2017/1129 of 14 June 2017 or an equivalent status under the rules applicable in its country of incorporation; and (b) that invest in companies with high growth potential which includes investments in small/mid cap equities; (iii) any institution that acts as a depository in connection with any offering by the Company of American Depositary Shares registered with the SEC; or (iv) any investment services providers likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) to (ii) above or within the framework of the implementation of an equity or bond line and, within this framework, to subscribe to the securities so issued. The issuance and sale of the Securities as contemplated hereby and by the Pre-Funded Warrants and the Common Warrants will not be subject to, and will not violate, any preferential subscription rights (other than those that have been fully and irrevocably waived). Except as set forth in the Company Reports, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities at Closing that have not been fully and irrevocably waived.

Section 4.5    The Shares, Pre-Funded Warrants and Common Warrants. Subject to the approval of the Reserved Issuances at the General Meeting, the Reserved Issuances and the Securities to be issued by the Company upon subscription to the Shares and accompanying Common Warrants and/or the Pre-Funded Warrants and accompanying Common Warrants, as applicable, pursuant to Section 2.1(a), will have been duly authorized for issuance pursuant to Resolution passed at the General Meeting and article L. 225-138 of the French commercial code,

Exhibit 10.1

and the appropriate decisions of the Board of Directors or of the Chief Executive Officer in relation thereto. Upon subscription by the Purchaser for the Ordinary Shares issuable in connection with the issuance of the Shares pursuant to Section 2.1(a), the Company will cause such Underlying Shares to be deposited with the Depositary for the issuance of ADSs. When issued in accordance with the terms of this Agreement, the Securities issued in connection with the Reserved Issuances pursuant to Section 2.1(a), will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the Purchaser will be entitled to the rights specified in the Deposit Agreement; the issuance of the Shares, the Pre-Funded Warrants and the accompanying Common Warrants pursuant to Section 2.1(a) will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party. Each Share, Warrant Share and Common Warrant Share will be issued in compliance with all U.S. federal and state securities laws and the securities laws of any other applicable jurisdiction. Upon exercise of the Pre-Funded Warrants and payment of the exercise price by the Purchaser for the Underlying Warrant Shares issuable in connection with the issuance of the Warrant Shares relating to the Pre-Funded Warrants pursuant to Section 2.1(a), such Underlying Warrant Shares shall be deposited with the Depositary for the issuance of ADSs. When issued in accordance with the terms of this Agreement, the Underlying Warrant Shares and the ADSs issued in connection with the issuance of the Warrant Shares relating to the Pre-Funded Warrants pursuant to Section 2.1(a), will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the Purchaser will be entitled to the rights specified in the Deposit Agreement; subject to the terms of the Deposit Agreement, the issuance of the Warrant Shares relating to the Pre-Funded Warrants pursuant to Section 2.1(a) will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party. The Warrant Shares, upon issuance pursuant to the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free of any preemptive or similar rights, and the holder of the Warrant Shares shall be entitled to all rights accorded to a holder of the Ordinary Shares. Upon exercise of the Common Warrants and payment of the exercise price by the Purchaser for the Underlying Common Warrant Shares issuable in connection with the issuance of the Common Warrant Shares relating to the Common Warrants pursuant to Section 2.1(a), such Underlying Common Warrant Shares shall be deposited with the Depositary for the issuance of ADSs. When issued in accordance with the terms of this Agreement, the Underlying Common Warrant Shares and the ADSs issued in connection with the issuance of the Common Warrant Shares relating to the Common Warrants pursuant to Section 2.1(a), will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights, and the Purchaser will be entitled to the rights specified in the Deposit Agreement; subject to the terms of the Deposit Agreement, the issuance of the Common Warrant Shares relating to the Common Warrants pursuant to Section 2.1(a) will be free of any restriction upon the voting or transfer thereof pursuant to the laws of the French Republic or the Company’s statuts or any agreement or other instrument to which the Company is a party. The Common Warrant Shares, upon issuance pursuant to the terms of the Common Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free of any preemptive or similar rights, and the holder of the Common Warrant Shares shall be entitled to all rights accorded to a holder of the Ordinary Shares.

Section 4.6    Capitalization; Indebtedness. As of the date hereof, the share capital of the Company consists of 255,175,722 issued Ordinary Shares, fully paid, and with a par value of

Exhibit 10.1

€0.01 each. All of the outstanding share capital of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as previously disclosed in the Company’s public filings or pursuant to this Agreement, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any share capital, or any such warrants, convertible securities or obligations. Except as disclosed in the Company Reports, the Company has no indebtedness as of the date of this Agreement.

Section 4.7    No Default, Termination or Lien. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company, the issuance and delivery of the Securities by the Company, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement and the Transaction Documents will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement (including, without limitation, the Deposit Agreement) or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the organizational documents of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

Section 4.8    No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Transaction Documents, except such as may be required by the New York Stock Exchange (“NYSE”) in connection with the listing of the Shares, the Warrant Shares and the Common Warrant Shares.

Section 4.9    Independent Accountants. Ernst & Young Audit (“EY”), who has certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, EY has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Section 4.10    Financial Statements. The financial statements, together with the related notes and schedules, included in the Company Reports present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated

Exhibit 10.1

Subsidiaries for the respective periods covered thereby, and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Company Reports. Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the SEC.

Section 4.11    No Material Adverse Effect. Since December 31, 2024, there has not occurred any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, assets, business, prospects or operations of the Company and its Subsidiaries, taken as a whole. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, except for matters required to be disclosed in connection with any non-compliance with continued listing requirements of the NYSE.

Section 4.12    Legal Proceedings. There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s Knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, other than proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described therein or filed as required. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. For purposes of this Agreement, “Knowledge” means the actual knowledge (after due inquiry) of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, as applicable.

Section 4.13    Regulatory Permits. Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except (i) where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports, and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge,

Exhibit 10.1

there are no facts or circumstances that would give rise to the revocation, termination or material adverse modifications of any Material Permits.

Section 4.14    Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries or that would be required to be filed pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F. Neither the Company nor any of its Subsidiaries is in material default under, or in material violation of, nor has received written notice of termination or default under any Material Contract. For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 19 and the Instructions as to Exhibits of Form 20-F.

Section 4.15    Investment Company Act. Neither the Company nor any of its Subsidiaries is, and after giving effect to the Purchase (by all Purchasers), the consummation of the Convertible Debt Financing and, in each case, the application of the proceeds thereof, neither the Company nor any of its Subsidiaries will become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
Section 4.16    No Price Stabilization. Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 4.17    Title to Property. The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports.

Section 4.18    No Labor Disputes. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no discrimination complaint or unfair labor practice complaint pending or, to the Knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any other governmental body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company or the Subsidiaries, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the

Exhibit 10.1

employees of the Company or any of the Subsidiaries, (ii) to the Knowledge of the Company or the Subsidiaries, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

Section 4.19    Taxes. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it.

Section 4.20    Compliance with Environmental Laws. Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or, to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

Section 4.21    Intellectual Property Rights. The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except as disclosed in the Company’s Form 20-F for the year ended December 31, 2024 or such as would not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 4.22    Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds, (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt

Exhibit 10.1

Practices Act of 1977, as amended, or any similar laws, including without limitation French law no. 2016-1691 of December 9, 2016 relating to the prevention of corruption, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from Company funds.

Section 4.23    OFAC and Similar Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, the Republic of France, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the issuance of any Shares or the proceeds from the Convertible Debt Financing, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 4.24    Disclosure Controls and Procedures. Except as disclosed in the Company Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as disclosed in the Company Reports, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the SEC under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.

Section 4.25    Accounting Controls. Except as described in the Company Reports, the Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Company Reports, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal

Exhibit 10.1

control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.26    Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made on the share capital of the Company, (v) any change in the share capital (other than a change in the number of outstanding Ordinary Shares or ADSs due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants) or (vi) any issuance of options, warrants, convertible securities or other rights to purchase the share capital (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

Section 4.27    Brokers Fees. Other than payment of fees to the Placement Agents, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with any transaction contemplated by this Agreement.

Section 4.28    Listing and Maintenance Requirements. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable. The ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the NYSE, nor, except as disclosed in the Company Reports or any non-compliance with continued listing standards applicable to the Company relating to the average market capitalization of the Company that would reasonably expected to be cured as a result of the Purchase (by all Purchasers), has the Company received any notification that either the SEC or the NYSE is contemplating terminating such registration or listing. Except as disclosed in the Company Reports or any non-compliance with continued listing standards applicable to the Company relating to the average market capitalization of the Company that would reasonably expected to be cured as a result of the Purchase (by all Purchasers), since April 2, 2025, the Company has not received notice from the NYSE that the Company is not in compliance with the listing or maintenance requirements of the NYSE. After giving effect to the consummation of the Purchase (by all Purchasers), the Company expects it will be, and has no reason to believe that it will not in the foreseeable future thereafter continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares and ADSs are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
Section 4.29    Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules

Exhibit 10.1

and regulations promulgated thereunder or implementing provisions thereof that are then in effect.

Section 4.30    New York Stock Exchange Approval Rules. Other than as contemplated in this Agreement, no further approval of the shareholders of the Company under the rules and regulations of the NYSE is required for the Company to issue and deliver the Securities to the Purchaser.

Section 4.31    Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined below). To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws.

Section 4.32    Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”), except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have, except as

Exhibit 10.1

would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

Section 4.33    Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to each Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.

Section 4.34    Other Agreements. Each other securities purchase agreement entered into with each other Purchaser reflects the same Per Share Issue Price and other terms and conditions with respect to the purchase of the Shares that are no more favorable to such other Purchaser thereunder than the terms of this Agreement.

ARTICLE V
OTHER AGREEMENTS

Section 5.1    Depositary. Upon issuance of the Shares, the Warrant Shares and the Common Warrant Shares, the Company will instruct the Depositary to deliver the relevant number of ADSs to the Purchaser against deposit of the Underlying Shares, the Underlying Warrant Shares and the Underlying Common Warrant Shares, pursuant to the Amended and Restated Deposit Agreement dated as of May 14, 2018 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued thereunder, and the Purchaser shall cooperate with the Company and the Depositary in connection therewith.

Section 5.2    Supplemental Listing Application. Within two (2) Business Days following the execution of this Agreement, the Company shall file with the NYSE a supplemental listing application reflecting the transactions contemplated hereby.

Section 5.3    Listing of Shares. The Company covenants that all Shares, Warrant Shares and Common Warrant Shares issued pursuant to Section 2.1(a) will be duly approved for listing subject to official notice of issuance on the NYSE and the Company covenants to take all reasonable steps to be in compliance with all listing and maintenance requirements of the NYSE.

Section 5.4    Use of Proceeds. The net proceeds of the Purchase and the Convertible Debt Financing shall be used by the Company for the purchase of Bitcoin and for general corporate purposes associated with purchasing Bitcoin, subject to the security and collateral requirements of the Convertible Debt Financing.

Exhibit 10.1

Section 5.5    Reliance by and Exculpation of Placement Agents. Each Purchaser, individually and not jointly, agrees for the express benefit of the Placement Agents, their affiliates and their representatives that:

(a)     Each Placement Agent is acting as placement agent for the Company solely in connection with the sale of the Securities and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, the Company or any other person or entity in connection with the sale of Securities.

(b)     Each Purchaser hereto agrees for the express benefit of each Placement Agent, its affiliates and its representatives that (i) such Placement Agent, its affiliates and its representatives have not made any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Purchaser will not rely on any statements made by such Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Purchaser will be purchasing Securities based on the results of its own due diligence investigation of the Company and it has made an independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Securities directly with the Company, and such Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to each Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 5.5 shall survive any termination of this Agreement.

(c)     Neither the Placement Agents nor any of their respective affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein, including any offering or marketing materials; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by the Transaction Documents or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Documents, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(d)    The Company agrees that the Placement Agents, their respective affiliates and their respective representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any Placement Agent or any Purchaser by or on behalf of the Company, and (2) be indemnified by the Company for acting as a Placement Agent in accordance with the indemnification provisions set forth in the applicable Engagement Letter between the Company and the Placement Agents.

Exhibit 10.1

Section 5.6    Shareholder Approval. On or prior to June 30, 2025, the Company shall validly hold the General Meeting approving a delegation of authority to the board of directors of the Company in order to effect one (or several) share capital increase(s) up to a maximum nominal amount of €70,000,000 through the Reserved Issuance and such approval shall have been obtained.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1    Purchaser’s Conditions Precedent. The obligation of the Purchaser to complete the Purchase is subject to the satisfaction of each of the following conditions precedent:

(a)    each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)    the Company shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof;
(d)    the Chief Executive Officer and Chief Financial Officer of the Company shall have delivered to the Purchaser and Placement Agents a certificate, dated as of the Closing Date, certifying to their knowledge, after reasonable inquiry, as to the matters set forth in paragraphs (a) and (b) of this Section 6.1;

(e)    (i) the shareholders of the Company shall have approved at the General Meeting a delegation of authority to the board of directors of the Company in order to effect one (or several) share capital increase(s) up to a maximum nominal amount of €70,000,000 through the issuance, inter alia, of shares and/or securities giving access to the share capital with subscriptions reserved to a specified class of investors including QIBs and IAIs, (ii) the board of directors shall have authorized the principle of the Reserved Issuances and (iii) the board of directors or the Chief Executive Officer shall have decided to proceed with the Reserved Issuances;

(f)    the Shares, the Warrant Shares and the Common Warrant Shares shall be designated for quotation or listed on the NYSE, and, after giving effect to the consummation of

Exhibit 10.1

the Purchase (by all Purchasers), the Company shall meet the minimum continued listing requirements of the NYSE;

(g)    since the date of this Agreement, no event or series of events shall have occurred that reasonably would be expected to (i) result in a Material Adverse Effect or (ii) impair in any material respect the ability of the Company to comply with any covenant herein, including, without limitation, Section 5.4;

(h)    substantially concurrent with the Closing, the Company shall be consummating the Convertible Debt Financing;

(i)    from the date hereof to the Closing, trading in the Ordinary Shares and the ADSs shall not have been suspended by the SEC or the Company’s principal trading market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities generally whose trades are reported by such service, or on any principal U.S. trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to consummate the Purchase; and

(j)    the Company shall have executed and delivered to the Purchaser each of the other Transaction Documents.

Section 6.2    Company’s Conditions Precedent. The obligation of the Company to complete the issuance of the Shares to the Purchaser contemplated by this Agreement is subject to the satisfaction of each of the following conditions precedent:

(a)    each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date, with the same effect as though those representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty need only be true and correct as of such date;

(b)    the Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or before the Closing;

(c)    no court or other governmental or regulatory authorities, agencies, commissions or other entities, whether federal, state, local or foreign, shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement, and there shall not be pending by or before any such entity any suit, action or proceeding in respect thereof; and

Exhibit 10.1

(d)    the Purchaser shall have executed and delivered to the Company each of the other Transaction Documents.

ARTICLE VII
CERTAIN COVENANTS
Section 7.1    Certain Actions. The Company and the Purchaser shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement, applicable law and stock exchange listing standards to consummate the transactions contemplated by this Agreement as soon as practicable.

Section 7.2    Legends. To the extent reasonably necessary under applicable law, any certificate or book-entry Securities issued under this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. ACCORDINGLY, SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH SECURITIES] MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

Section 7.3    Legend Removal. The Company shall promptly instruct the Depositary to remove the legend contemplated by Section 7.2 (and shall revoke any related stop transfer or similar instructions to its registrar and transfer agent), (i) upon receipt by the Depositary of evidence that the Securities issued pursuant to Section 2.1(a) have been resold pursuant to an effective registration statement under the Securities Act; (ii) upon receipt by the Depositary of evidence that such Securities have been resold pursuant to Rule 144 or another exemption from the registration requirements under the Securities Act, subject to receipt of a suitable opinion from counsel to the Company, or (iii) after one year, upon receipt of a suitable opinion from counsel to the Company, provided the owner of such Securities is not an affiliate of the Company. The Company shall be responsible for all Depositary fees in connection with the removal of legends as contemplated by this Section 7.3.

ARTICLE VIII
TERMINATION

Exhibit 10.1

Section 8.1    Termination. The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(1)    Upon the mutual written consent of the Company and the Purchasers that agreed to purchase a majority of the Securities prior to the Closing;

(2)    By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(3)    By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or

(4)    By either the Company or a Purchaser (with respect to itself only), if the Closing has not occurred on or before July 18, 2025 (the “Outside Date”), unless the Company and such Purchaser mutually agree, whether orally or in writing, to extend the Outside Date; provided, however, that the right to terminate pursuant to this Section 8.1(4) shall only be available to a party if such party is not in material breach of, or has not failed to perform in any material respect, any of its representations, warranties, covenants, or agreements contained in this Agreement, and such breach or failure has not been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

provided, however, that, in the case of clauses (2) and (3) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

ARTICLE IX
MISCELLANEOUS

Section 9.1    Fees and Expenses. All expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.

Section 9.2    Disclosure. The Company shall, prior to 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement (or, if this Agreement is executed and delivered by the parties hereto prior to 8:00 a.m., New York City time, on a business day, prior to 9:00 a.m., New York City time, on the date hereof), issue one or more press releases or furnish or file with the SEC a Report of Foreign Private Issuer on Form 6-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and the material terms of

Exhibit 10.1

the Convertible Debt Financing, and any other material, nonpublic information that the Company has provided to the Purchasers at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, the Purchasers shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or other representatives (including the Placement Agents). For the avoidance of doubt, the Company may possess non-public information regarding the Company at the time of Closing, which is unrelated to the transactions contemplated by the Transaction Documents, that has not been communicated to the Purchasers by the Company, its officers, directors, employees or other representatives (including the Placement Agents). Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Purchasers or any of their affiliates, or include the name of the Purchasers or any of their affiliates, without the prior written consent of the Purchasers, (i) in any press release or (ii) in any filing with the SEC or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations in connection with the Registration Statement or (B) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the NYSE or by any other governmental authority, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under subclauses (A) and (B). At or prior to 9:00 a.m. (New York City time) on the first (1st) Business Day immediately following the Closing, the Company shall publicly disclose the occurrence of the Closing and the consummation of the transactions contemplated by this Agreement and any other transactions (including the Convertible Debt Financing) that may be consummated on such date.

Section 9.3    Notices. Except as may otherwise be provided herein, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a Business Day, or on the next Business Day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time.

If to the Company:

Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email: deborah@sequans.com
Attention: Chief Financial Officer

With a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas, 18th Floor
New York, New York 10020
Attention: Steven E. Siesser, Esq.
Brooke A. Gillar, Esq.
Email: ssiesser@lowenstein.com;

Exhibit 10.1

bgillar@lowenstein.com

and

ARCHERS (AARPI)
28 rue Dumont d’Urville 75116
Paris, France
Attention: Véronique Gedeon
Mark Richardson
Email: mrichardson@archers.fr;
vgedeon@archers.fr

If to a Purchaser: to such address or addresses set forth on its signature page hereto;

Section 9.4    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement or any other Transaction Document are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.5    Entire Agreement. The Transaction Documents (including the schedules and exhibits hereto and thereto) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 9.6    Assignment; No Third Party Beneficiaries. Except for the Shares, the Pre-Funded Warrants, the Warrant Shares, the Common Warrants and the Common Warrant Shares, which (subject to applicable securities laws) shall at all times be freely transferable, and except as otherwise expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, in whole or in part (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of, in the case of an assignment by any Purchaser, the Company or, in the case of an assignment by the Company, each of the Purchasers); provided that, notwithstanding anything to the contrary in the preceding language, any Purchaser can assign, convey or transfer, in whole or in part, this Agreement to its limited partners, members, Affiliates and any investment fund that is controlled by or is under common control with such Purchaser. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Exhibit 10.1

Section 9.7    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 9.8    Governing Law; Jurisdiction. This Agreement shall in all respects be construed in accordance with, and governed by, the substantive laws of the State of New York, without reference to its choice of law rules. Any dispute arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the state and federal courts within the Southern District of New York.

Section 9.9    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 9.10    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.11    Certain Definitional Provisions. Unless the express context otherwise requires, the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; any references herein to a specific Section, Schedule or Annex shall refer, respectively, to Sections, Schedules or Annexes of this Agreement; wherever the word “include”, “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and references herein to any gender includes each other gender.

Section 9.12    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers who at such time hold at least 50.1% in interest of the Shares, the Warrant Shares and the Common Warrant Shares based on the initial subscription amounts hereunder (or, prior to the Closing, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers) who continues to hold any of the Shares, the Warrant Shares or the Common Warrant Shares, the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing

Exhibit 10.1

waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser who continues to hold any of the Shares, the Warrant Shares or the Common Warrant Shares relative to the rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 9.12 shall be binding upon each Purchaser and holder of Shares, Warrant Shares and Common Warrant Shares and the Company.

Section 9.13    Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Documents) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first above written.

THE COMPANY

SEQUANS COMMUNICATIONS S.A.

By:
Name: Georges Karam
Title: Chief Executive Officer

[Signature page to Securities Purchase Agreement]

Exhibit 10.1

PURCHASER:

Name of Purchaser:

Signature of Purchaser:

By:
Name:
Title:

Name in which securities are to be registered (if different):
Email Address:
Purchaser’s EIN:

Address:

Attn:

Telephone No :

Facsimile No :

Aggregate Number of Shares subscribed for:

Aggregate Number of Pre-Funded Warrants subscribed for: Aggregate Number of Common Warrants subscribed for:

Aggregate Number of Common Warrants subscribed for:
Aggregate Purchase Price: $

You must pay the purchase price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

Name and Address of Beneficial Owner, if different from Purchaser:

Number of shares of Ordinary Shares and other equity securities of the Company currently owned by Beneficial Owner prior to this Purchase:

Any descriptions for footnotes to be disclosed in the Registration Statement relating to beneficial ownership:

[Signature page to Securities Purchase Agreement]

Exhibit 10.1

EXHIBIT A
FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit 10.1

EXHIBIT B
FORM OF SUBSCRIPTION FORM

Exhibit 10.1

EXHIBIT C
SUMMARY OF RISKS

Exhibit 10.1

EXHIBIT D

TERMS AND CONDITIONS OF THE PRE-FUNDED WARRANTS

Exhibit 10.1

EXHIBIT E

TERMS AND CONDITIONS OF THE COMMON WARRANTS